Exhibit 10.1

BANK OF KENTUCKY

CRESTVIEW, KENTUCKY

EXECUTIVE PRIVATE PENSION PLAN

AMENDMENT # 3

The undersigned, a duly authorized officer of Bank of Kentucky (“Company”) hereby adopts this Amendment Number 3 to the Bank of Kentucky Executive Private Pension Plan, adopted on September 1, 2003 (“Plan”).

The purpose of this Amendment #3 is to recognize the Company’s pending acquisition by BB&T. In connection with the acquisition of the Company by BB&T, it is deemed appropriate to change the normal formal of benefit for all terminees to a term annuity (which term shall not exceed 15 years). Nothing in this Amendment authorizes commencement of such annuity earlier than five (5) years from the date benefits would otherwise commence under the Plan’s terms prior to this Amendment.

1. In order to eliminate the existing provision directing a lump sum distribution upon a Separation from Service prior to Normal Retirement Age, Section 6.2 of the Plan, as revised in Amendment #2 adopted on November 17, 2010, is hereby deleted, and substituted therefor is a new Section 6.2 to read as follows, effective 12 months after adoption of this Amendment #3.

6.2	DEFERRED RETIREMENT PENSION. A Participant who has not reached Normal Retirement Age shall be eligible for a deferred Pension in accordance with the provisions of this Section 6.2 if his employment is terminated before death or his Normal Retirement Date and if he has completed at least 5 Years of Service. The payment of his deferred retirement pension, which shall be in the form of a term annuity (for a term not to exceed 15 years) commencing on the later of (i) the date so designated in writing by the Participant on or before October 31, 2014, or (ii) the date which is five (5) years from the Participant’s Separation from Service, and shall be equal to the Actuarial Equivalent of the vested percentage of his Accrued Benefit determined in accordance with the following table:

Years of Service	Vested Percentage of Accrued Benefit
Less than 5	0%
5 but less than 6	50%
6 but less than 7	60%
7 but less than 8	70%
8 but less than 9	80%
9 but less than 10	90%
10 or more	100%

2.	In order to reflect the Company’s pending acquisition by BB&T, the definition of YEAR OF SERVICE in Section 2.21 is hereby amended to add the following language:

Notwithstanding the foregoing, the 2015 year of service will be credited in 2014 for all Participants employed on December 31, 2014 who make the Minimum Contribution to the Defined Contribution Plan in 2015.

3.	All other provisions of the Plan not otherwise affected by this amendment are hereby ratified and affirmed.

IN WITNESS WHEREOF, the undersigned duly authorized officer of Bank of Kentucky hereby executes this Amendment Number 3 on this the 29th day of October, 2014.

BANK OF KENTUCKY

By:	/s/ Robert W. Zapp

As Its:	President/CEO